EXHIBIT 99.2
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                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


                           CARNIVAL CORPORATION PRICES
                              SENIOR DEBT OFFERING

MIAMI (11/6/03) - Carnival Corporation & plc (NYSE:CCL; LSE: CCL, NYSE: CUK), the vacation group formed by the dual listed company combination of Carnival Corporation and Carnival plc, has priced its previously announced offering of senior unsecured notes due 2007, which will be sold in an unregistered offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The notes, in an aggregate principal amount of $550 million, are to be issued by Carnival Corporation and guaranteed by Carnival plc (formerly P&O Princess Cruises plc) and Carnival plc's wholly-owned subsidiary P&O Princess Cruises International Limited ("POPCIL").

The notes will mature on November 15, 2007 and have an interest rate of 3.75% per annum payable in cash in arrears semi-annually. The offering is expected to close on November 10, 2003. Carnival Corporation & plc expects to use the proceeds of the offering to repay outstanding amounts under revolving facilities and for general corporate purposes.

None of the notes, the Carnival plc guarantee or the POPCIL guarantee have been or will be registered under the Securities Act or any state securities laws and, may not be offered or sold in the United States or any state absent registration or an applicable exemption from registration requirements.

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MEDIA CONTACTS:                         INVESTOR RELATIONS CONTACTS:
US                                      US/UK
Carnival Corporation & plc              Carnival Corporation & plc
Tim Gallagher                           Beth Roberts
1 305 599 2600, ext. 16000              1 305 406 4832


UK                                      UK
Brunswick Group                         Bronwen Griffiths
Sophie Fitton                           44 (0) 23 8052 5231
44 (0) 20 7404 5959

     "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: STATEMENTS IN THIS PRESS RELEASE REGARDING CARNIVAL CORPORATION & PLC'S BUSINESS WHICH ARE NOT HISTORICAL FACTS ARE "FORWARD-LOOKING STATEMENTS" THAT INVOLVE RISKS AND UNCERTAINTIES. FOR A DISCUSSION OF SUCH RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS, SEE "RISK FACTORS" IN CARNIVAL CORPORATION'S ANNUAL REPORT OR FORM 10-K FOR THE MOST RECENTLY ENDED FISCAL YEAR AND THE JOINT CARNIVAL CORPORATION, CARNIVAL PLC AND POPCIL REGISTRATION STATEMENT FILED ON JUNE 19, 2003 (COMMISSION FILE NO. 333-105293).